UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Harley-Davidson, Inc.

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Harley-Davidson, Inc.

Content of Email to Certain Shareholders

[salutation]

Sending this note to give you a quick heads-up that we filed our preliminary proxy statement this afternoon.  As you’ll see, we received a notice of nomination for two Board seats from Impala Asset Management.  Link to proxy:

First, wanted to ensure you that Harley-Davidson is committed to actively engaging with our investors and soliciting your constructive feedback to enhance shareholder value.

We believe that our nine nominees have the right experience, have a deep understanding of our company and its markets and are more capable than the Impala nominees to lead our company forward.

In the event Impala proceeds with their proxy contest, we believe the candidates proposed by Impala would not add additional skills or diversity to the board as their stated skill sets are already well represented among our nine candidates. We are confident that we have the right leadership and the right strategy in place to continue creating value for shareholders and to achieve Harley-Davidson’s long-term strategic objectives.

If you’d like to discuss this further, simply reply back with your availability and I’ll set up some time to talk.

[sender signature]

Forward-Looking Statements

The company intends that certain matters discussed in this release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “believes,” “anticipates,” “expects,” “plans,” “may,” “will,” “estimates,” “is on-track” or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments, or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this release. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The company's ability to meet the targets and expectations noted above depends upon, among other factors, the company's ability to: (i) execute its business plans and strategies, including the elements of the More Roads to Harley-Davidson accelerated plan for growth that the company disclosed on July 30, 2018 and updated September 24, 2019, and strengthen its existing business while enabling growth; (ii)

manage and predict the impact that new or adjusted tariffs may have on the company’s ability to sell products internationally, and the cost of raw materials and components; (iii) execute its strategy of growing ridership, globally; (iv) successfully carry out its global manufacturing and assembly operations; (v) accurately analyze, predict and react to changing market conditions and successfully adjust to shifting global consumer needs and interests; (vi) develop and maintain a productive relationship with Zhejiang Qianjiang Motorcycle Co., Ltd. and launch related products in a timely manner; (vii) develop and introduce products, services and experiences on a timely basis that the market accepts, that enable the company to generate desired sales levels and that provide the desired financial returns; (viii) perform in a manner that enables the company to benefit from market opportunities while competing against existing and new competitors; (ix) realize expectations concerning market demand for electric models, which will depend in part on the building of necessary infrastructure; (x) prevent, detect, and remediate any issues with its motorcycles or any issues associated with the manufacturing processes to avoid delays in new model launches, recall campaigns, regulatory agency investigations, increased warranty costs or litigation and adverse effects on its reputation and brand strength, and carry out any product programs or recalls within expected costs and timing; (xi) manage supply chain issues, including quality issues and any unexpected interruptions or price increases caused by raw material shortages or natural disasters; (xii) manage the impact that prices for and supply of used motorcycles may have on its business, including on retail sales of new motorcycles; (xiii) reduce other costs to offset costs of the More Roads to Harley-Davidson plan and redirect capital without adversely affecting its existing business; (xiv) balance production volumes for its new motorcycles with consumer demand; (xv) manage risks that arise through expanding international manufacturing, operations and sales; (xvi) manage through changes in general economic and business conditions, including changing capital, credit and retail markets, and the changing political environment; (xvii) successfully determine, implement on a timely basis, and maintain a manner in which to sell motorcycles in the European Union, China, and ASEAN countries that does not subject its motorcycles to incremental tariffs; (xviii) accurately estimate and adjust to fluctuations in foreign currency exchange rates, interest rates and commodity prices; (xix) continue to develop the capabilities of its distributors and dealers, effectively implement changes relating to its dealers and distribution methods and manage the risks that its independent dealers may have difficulty obtaining capital and managing through changing economic conditions and consumer demand; (xx) retain and attract talented employees; (xxi) prevent a cybersecurity breach involving consumer, employee, dealer, supplier, or company data and respond to evolving regulatory requirements regarding data security; (xxii) manage the credit quality, the loan servicing and collection activities, and the recovery rates of HDFS' loan portfolio; (xxiii) adjust to tax reform, healthcare inflation and reform and pension reform, and successfully estimate the impact of any such reform on the company's business; (xxiv) manage through the effects inconsistent and unpredictable weather patterns may have on retail sales of motorcycles; (xxv) implement and manage enterprise-wide information technology systems, including systems at its manufacturing facilities; (xxvi) manage changes and prepare for requirements in legislative and regulatory environments for its products, services and operations; (xxvii) manage its exposure to product liability claims and commercial or contractual disputes; (xxviii) successfully access the capital and/or credit markets on terms (including interest rates) that are acceptable to the company and within its expectations; (xxix) manage its Thailand corporate and manufacturing operation in a manner that allows the company to avail itself of preferential free trade agreements and duty rates, and sufficiently lower prices of its motorcycles in certain markets; (xxx) continue to manage the relationships and agreements that the company has with its labor unions to help drive long-term competitiveness; (xxxi) accurately predict the margins of its Motorcycles and Related Products segment in light of, among other things, tariffs, the cost associated with the More Roads to Harley-Davidson plan, the company’s Manufacturing Optimization Plan, and the company’s complex global supply chain; (xxxii) successfully launch a smaller displacement motorcycle in India; and (xxxiii) address matters related to a threatened proxy fight and other actions of activist shareholders, including associated costs and management distraction, while managing the business.
The company’s operations and/or demand for its products could be adversely impacted by work stoppages, strikes, natural causes, widespread infectious disease, terrorism, or other factors. Other factors are described in risk factors that the company has disclosed in documents previously filed with the Securities and Exchange Commission. Many of these risk factors are impacted by the current changing capital, credit and retail markets and the company's ability to manage through inconsistent economic conditions.

The company's ability to sell its motorcycles and related products and services and to meet its financial expectations also depends on the ability of the company's independent dealers to sell its motorcycles and related products and services to retail customers. The company depends on the capability and financial capacity of its independent dealers to develop and implement effective retail sales plans to create demand for the motorcycles and related products and services they purchase from the company. In addition, the company's independent dealers and distributors may experience difficulties in operating their businesses and selling Harley-Davidson motorcycles and related products and services as a result of weather, economic conditions or other factors. In recent years, HDFS has experienced historically low levels of retail credit losses, but there is no assurance that this will continue. The company believes that HDFS' retail credit losses may increase over time due to changing consumer credit behavior and HDFS' efforts to increase prudently structured loan approvals to sub-prime borrowers, as well as actions that the company has taken and could take that impact motorcycle values. Refer to “Risk Factors” under Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above.

Additional Information and Where to Find It

Harley-Davidson, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). On March 13, 2020, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting. Prior to the 2020 Annual Meeting, the Company will furnish a definitive proxy statement to its shareholders (the “2020 Proxy Statement”), together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2020 Annual Meeting and will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting.

Shareholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement and any other documents (including the WHITE proxy card) filed by the Company with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investor.harley-davidson.com/financials/sec-filings) or by contacting the company’s Investor Relations Department directly by: (a) mail at Harley-Davidson, Inc., Attention: Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653; (b) telephone at 877-HDSTOCK (toll-free); or (c) email at investor.relations@harley-davidson.com. In addition, copies of the

Company’s 2020 Proxy Statement, any amendments and supplements thereto and any other documents filed by the Company with the SEC in connection with the 2020 Annual Meeting may be requested, free of charge, from the Company’s proxy solicitor, Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, New York 10104 or toll-free at 877-797-1153.